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EXHIBIT 21

SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

        The consolidated, directly or indirectly, significant wholly-owned subsidiaries of Blount International, Inc. are as follows:

NAME OF                                                             PLACE OF
SUBSIDIARY                                                          INCORPORATION
----------                                                          -------------
Blount, Inc.                                                        Delaware

     BI Holdings Corp.                                              Delaware

          Blount Holdings, Ltd.                                     Canada

               Blount Canada, Ltd.                                  Canada

          Blount Europe, SA                                         Belgium

          Blount Japan, Inc.                                        Japan

          Blount Industrial de Correntes LTDA                       Brazil

     Omark Properties, Inc.                                         Oregon

     Dixon Industries, Inc.                                         Kansas

     Gear Products, Inc.                                            Oklahoma

          The names of particular subsidiaries have been omitted because when considered in the aggregate or as a single subsidiary they would not constitute a significant subsidiary.